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                                                                  EXECUTION COPY

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                                                               EXHIBIT NO. 10.25

                                   $12,000,000

                       SENIOR SUBORDINATED LOAN AGREEMENT

                                      among

                            THE HELICON GROUP, L.P.,

                                       and

                                 VARIOUS LENDERS

                        ---------------------------------

                           Dated as of January 5, 1999

                        ---------------------------------

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                  SENIOR SUBORDINATED LOAN AGREEMENT, dated as of January 5,
1999, among THE HELICON GROUP, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Borrower") and the financial institutions party hereto from time to time (each a "Lender" and, collectively, the "Lenders"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 8 are used herein as therein defined.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders lend to the Borrower $12,000,000 for the purposes specified herein; and

                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make loans to the Borrower in an aggregate amount of $12,000,000;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. AMOUNT AND TERMS OF LOANS.

                  1.01 THE LOANS. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, on the Initial Funding Date and on the Subsequent Funding Date, a loan in Dollars (each a "Loan" and, collectively, the "Loans") to the Borrower in a principal amount not to exceed such Lender's Commitment immediately prior to the incurrence of such Loans. Any amount of any Loan prepaid or repaid may not be reborrowed.

                  1.02 NOTICE OF BORROWING. The Borrower shall give each Lender at the address specified opposite its signature below, prior to 12:00 Noon (New York time) on the Business Day preceding the applicable Funding Date, a written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Loans. Such notice (the "Notice of Borrowing") shall be irrevocable and shall be given by the Borrower in the form of EXHIBIT A, appropriately completed to specify (i) the aggregate principal amount of the Loan to be made pursuant to the proposed Borrowing, and (ii) the applicable Funding Date (which shall be a Business Day).

                  1.03 DISBURSEMENT OF FUNDS. No later than 12:00 Noon (New York time) on the applicable Funding Date, each Lender will make to the Borrower an amount equal to such Lender's pro rata portion of the applicable Borrowing, by wire transfer to an account to be designated by the Borrower, in Dollars and immediately available funds.

                  1.04 NOTES. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender, shall be evidenced by a promissory note substantially in the form of EXHIBIT B, with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes").

                  (b) The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the Initial Funding Date, (iii) be in the stated principal amount equal to the Commitment of such Lender and be payable in the principal amount of the Loan evidenced thereby, (iv) mature on the Maturity Date,

(v) bear interest as provided in Section 1.05 and (vi) be subject to voluntary repayment and mandatory repayment as provided in Section 2.02 and (vii) be entitled to the benefits of this Agreement and the Subordinated Guaranty.

                  (c) Each Lender will note on its internal records the amount of each Loan made or acquired by it and each payment in respect thereof and will, prior to any transfer of any Note, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of the Loans.

                  1.05 INTEREST. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date such Loan is made until the maturity thereof (whether by acceleration or otherwise), at a rate which shall at all times be equal to 11.5% per annum.

                  (b) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 17.5% with such interest to be payable on demand.

                  (c) Accrued and unpaid interest shall be payable quarterly in arrears on each Quarterly Payment Date, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (d) All computations of interest hereunder shall be made in accordance with Section 10.07(b).

                  1.06 INCREASED COSTS, ETC. If any Lender shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender, accompanied by the notice referred to in the second to last sentence of this Section 1.06, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. In determining such additional amounts, each Lender will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.06, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this


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Section 1.06 upon the subsequent receipt of such notice. A Lender's reasonable good faith determination of compensation owing under this Section 1.06 shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

                  1.07 FEES. The Borrower agrees to pay to each Lender, (a) quarterly in arrears on each Quarterly Payment Date and on the date of each reduction or termination of the Subsequent Commitment, a fee computed at a rate for each day equal to 1.50% per annum of the Subsequent Commitment of such Lender and (b) such other fees as may be agreed to in writing between the Borrower and any Lender.

                  SECTION 2. COMMITMENTS; REPAYMENT; PREPAYMENTS; PAYMENTS;
TAXES.

                  2.01 TERMINATION OF COMMITMENTS; PAYMENT OF LOANS . (a) The Total Commitment (and the Commitment of each Lender hereunder) shall terminate
(i) on the Expiration Date unless the Initial Funding Date has occurred on or before such date or (ii) on March 1, 1999.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.01, the Total Commitment (and the Commitment of each Lender) shall be reduced on each of the Initial Funding Date and the Subsequent Funding Date by an amount equal to the amount of Loans made on such date.

                  (c) The unpaid principal amount of the Loans plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto shall be paid in full in cash on the Maturity Date.

                  2.02 MANDATORY AND VOLUNTARY PREPAYMENTS. (a) The Borrower may, upon not less than three Business Days' and not more than five Business Days' prior written notice to the Lenders (which notice shall be irrevocable), at any time and from time to time, prepay the Loans in whole or in part, PROVIDED, HOWEVER, that (i) each partial prepayment pursuant to this Section 2.02(a) shall be in an aggregate principal amount of at least $1,000,000 and, if greater, in integral multiples thereof, and (ii) no such prepayment shall be made unless (x) there is no Senior Debt outstanding and all commitments under the Senior Debt Documents have been terminated or (y) the Senior Debt Documents do not prohibit such payments or the Required Banks thereunder or requisite holders thereunder (in the case of the Senior Indenture) have consented to such payment. In connection with any voluntary prepayment or mandatory prepayment, the Borrower shall prepay the Loan at the prepayment price set forth below (the "Redemption Price") (plus all accrued interest):

                                                                             % of Principal
                                Prepayment Date During the Period              Being Paid
                                ---------------------------------              ----------
                     From the Initial Funding Date to but not including           106%
                          November 30, 1999

                     From November 30, 1999 to but not including November         103%
                          30, 2000


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                     From November 30, 2000 and at any time thereafter            100%

                  (b) All prepayments (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Loans so prepaid and shall be applied to payment of accrued interest before application to principal. Any payment of the Loans as a result of an Event of Default (or the acceleration of the Loans resulting therefrom) (including a Change in Control) and all mandatory prepayments (including, without limitation, payments pursuant to Section 2.02(c)) shall be deemed a voluntary prepayment for the purposes of this Section 2 and shall be paid at the Redemption Price specified in Section 2.02(a) as if such payment had been voluntary. All prepayments which are applied to principal will be applied on a PRO RATA basis to all Loans.

                  (c) The Borrower will apply, or cause its applicable Subsidiaries to apply, the following amounts FIRST to the permanent reduction of the then outstanding Senior Debt and any commitments thereunder to make loans, or issue letters of credit (in each such case, only if required under the terms of the Senior Debt Documents) and NEXT, to the extent not required by the terms of the Senior Debt Documents to be used to prepay the Senior Debt in permanent reduction thereof, to the Obligations in the manner set forth in Section 2.02(b):

                 (i) on the date of the receipt thereof by the Borrower or any Subsidiary of the Borrower, the Borrower shall repay, in accordance with Section 2.02(b), an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) from any sale or issuance after the Effective Date of equity of the Borrower or any Subsidiary of the Borrower or the incurrence of any Indebtedness by the Borrower or any Subsidiary of the Borrower other than Indebtedness permitted to be incurred pursuant to Section 6.04 as said Section is in effect on the Effective Date;

                (ii) on each date after the Effective Date on which the Borrower or any Subsidiary of the Borrower receives Net Sale Proceeds from any sale or other disposition of assets (including capital stock and securities other than capital stock or securities the proceeds from the sale of which are recaptured pursuant to Section 2.02(c)(i)), an amount equal to 100% of such Net Sale Proceeds excluding Net Sale Proceeds of
         (A) sales of inventory in the ordinary course of business, (B) up to $7,000,000 from the sale of ISP Assets so long as the proceeds from such sale are first applied to repay all Indebtedness secured by the ISP Assets and any excess thereof is used to purchase within 180 days of the receipt thereof assets used in the Borrower's cable systems business and/or Helicon Network Solutions, (C) sales of cable assets for cash, of up to 800 subscribers, to be effected during the period beginning on the Initial Borrowing Date and ending on December 31, 1999 and (D) other sales of assets permitted pursuant to Section 6.02 hereof as said Section is in effect on the Effective Date.

                  2.03 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to each Lender not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars and in


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immediately available funds at the address specified opposite such Lender's signature below. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  2.04 NET PAYMENTS. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 2.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Lender is located as such Lender shall determine are payable by such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to each Lender within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to
Section 10.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 4224 or 1001 pursuant to clause (i) above, (x) a certificate substantially in the form of EXHIBIT C (any such certificate, a "Section 2.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such


                                      -5-
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Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 2.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.04(b). Notwithstanding anything to the contrary contained in Section 2.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.04, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  SECTION 3. CONDITIONS PRECEDENT TO LOANS.

                  3.01 CONDITIONS PRECEDENT TO LOANS ON THE INITIAL FUNDING DATE. The obligation of each Lender to make its Loan on the Initial Funding Date is subject to (a) the condition precedent that the Effective Date shall have occurred and (b) the satisfaction of the following additional conditions precedent:

                  (a) OFFICER'S CERTIFICATE. On the Initial Funding Date, each Lender shall have received a certificate, dated the Initial Funding Date, signed by the Chief Executive Officer, Chief Financial Officer, President or any Vice President of the Borrower stating that all of the conditions specified in clauses (g), (l) and (o) of this Section 3.01 and clauses (a), (c) and (d) of
Section 3.02 have been satisfied on such date; PROVIDED such certificate shall not be required to include a certification as to acceptability of any matters to the Lenders described in said Sections.


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Each such certificate shall be in the form of EXHIBIT D with appropriate insertions, together with all exhibits referred to in such certificate, and the foregoing shall be acceptable to the Lenders.

                 (b) OPINIONS OF COUNSEL. On the Initial Funding Date, each Lender shall have received (i) from Richard A. Hainbach, counsel to the Borrower and its Subsidiaries, an opinion addressed to the Lenders and dated the Initial Funding Date covering the matters set forth in EXHIBIT E and (ii) from counsel rendering such opinions, reliance letters addressed to each Lender and dated the Initial Funding Date with respect to all legal opinions delivered in connection with the Transaction, with such legal opinions to be in form and substance satisfactory to each Lender.

                  (c) CORPORATE DOCUMENTS; PROCEEDINGS. (i) On the Initial Funding Date, each Lender shall have received a certificate, dated the Initial Funding Date, signed by the Chief Executive Officer, Chief Financial Officer, President or any Vice President of each Loan Party, and attested to by the Secretary or any Assistant Secretary of such Loan Party, in the form of EXHIBIT F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws or partnership agreement (or equivalent organizational documents) of such Loan Party and the resolutions of such Loan Party referred to in such certificate, and the foregoing shall be acceptable to the Required Lenders in their sole discretion.

                  (ii) All corporate and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement, the other Loan Documents and the other Documents shall be satisfactory in form and substance to the Lenders, and each Lender shall have received all information and copies of all material documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which such Lender may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (d) CAPITALIZATION. On the Initial Funding Date, after giving effect to the Transaction, the ownership and capital structure (including, without limitation, the terms of the capital stock, options, warrants or other securities issued or to be issued by the Borrower and the Subsidiaries of the Borrower) shall be in form and substance satisfactory to the Lenders.

                  (e) SENIOR DEBT DOCUMENTS. On or prior to the Initial Funding Date, there shall have been delivered to the Lenders true and complete copies of the Senior Debt Documents and all schedules, annexes and exhibits thereto (certified as such by an appropriate officer of the Borrower), and all of the foregoing shall be in form and substance satisfactory to the Lenders. The Credit Agreement shall, to the extent necessary, have been amended in accordance with its terms to permit the transactions contemplated hereby. Each Lender shall have received from Richard A. Hainbach, counsel to the Borrower and its Subsidiaries, an opinion addressed to each such Lender, dated the Initial Funding Date, stating that the consummation of the Transaction does not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, constitute a default under, result in creation or imposition of, any Lien on the property or assets of the Borrower or any of its Subsidiaries pursuant to any of the Senior Debt Documents. On the Initial Funding Date, there shall have been delivered to the Lenders a certificate, dated the Initial Funding Date, signed by the Chief Financial Officer of the Borrower certifying that the incurrence of the Indebtedness hereunder does not breach any of the terms or


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

conditions of any of the Senior Debt Documents and, in particular, certifying, and providing the detailed computations with respect thereto, that the Pro Forma Debt Coverage Ratio (as defined in the Senior Indenture) for the Issuers (as defined in the Senior Indenture) and their Restricted Subsidiaries (as defined in the Senior Indenture) would be less than 7.50 to 1.00.

                  (f) FEES, ETC. On the Initial Funding Date, the Borrower shall have paid in full to each Lender all costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to such Lender to the extent then due pursuant hereto or as otherwise agreed between the Borrower and such Lender.

                  (g) APPROVALS. All necessary governmental and third party approvals in connection with the Transaction (other than the Acquisition) and the transactions contemplated by the Loan Documents and otherwise referred to herein or therein and all necessary and material governmental and third party approvals in connection with the Acquisition and the transactions contemplated by the Acquisition Documents shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the sole judgment of the Lenders, adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunction relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, or the making of the Loans.

                  (h) FINANCIAL STATEMENTS; PROJECTIONS; MANAGEMENT LETTER REPORTS. (A) On or prior to the Initial Funding Date, the Lenders shall have received the consolidated balance sheets of the Borrower at December 31, 1995, December 31, 1996, December 31, 1997 and September 30, 1998 and the related statements of income and cash flows and changes in shareholders' equity of the Borrower for the fiscal years or nine-month period, as the case may be, ended as of said dates, all of which financial statements shall be prepared in accordance with generally accepted accounting principles consistently applied, subject, in the case of the nine-month statements, to normal year-end audit adjustments and the absence of footnotes, and shall (x) be in form and substance satisfactory to the Required Lenders and (y) not disclose any material adverse differences in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole from that previously disclosed to the Lenders.

                  (B) On the Initial Funding Date, the Lenders shall have received detailed consolidated financial projections, certified by the Chief Financial Officer of the Borrower, for the Borrower and its Subsidiaries, which include the projected results of the Borrower, after giving effect to the Transaction and the other transactions contemplated herein, for the period commencing on January 1, 1999 and ending after the Maturity Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, and the accounting practices and procedures to be utilized by the Borrower following the Initial Funding Date, shall be satisfactory in form and substance to the Required Lenders.

                  (C) On or prior to the Initial Funding Date, the Lenders shall have received a copy of any "management letter" received by the Borrower or any of its Subsidiaries from its certified public accountants.

                  (D) On or prior to the Initial Funding Date, the Lenders shall have received a detailed budget for the $4,000,000 of capital expenditures proposed to be used in connection with the Acquisition.

                  (i) SUBORDINATED GUARANTY. On the Initial Funding Date, HCC shall have duly authorized, executed and delivered a Subordinated Guaranty in the form of EXHIBIT G (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Subordinated Guaranty"), and the Subordinated Guaranty shall be in full force and effect.

                  (j) PLANS; SHAREHOLDERS' AGREEMENTS; MANAGEMENT AGREEMENTS; EMPLOYMENT AGREEMENTS; COLLECTIVE BARGAINING AGREEMENTS; DEBT AGREEMENTS; AFFILIATE CONTRACTS; TAX SHARING AGREEMENTS AND MATERIAL CONTRACTS. On or prior to the Initial Funding Date, there shall have been delivered to any Lender who requests same in writing true and correct copies, certified as true and complete by an appropriate officer of the Borrower of:

                 (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial statements and opinions and other supporting statements, certifications, schedules and information) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (collectively, the "Employee Benefit Plans");
                (ii) all agreements entered into by the Borrower or any Subsidiary of the Borrower governing the terms and relative rights of its capital stock or stock equivalents and any agreements entered into by shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

               (iii) all agreements with members of, or with respect to the, management of the Borrower or any Subsidiary of the Borrower other than Employment Agreements (collectively, the "Management Agreements");

                (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any Subsidiary of the Borrower (collectively, the "Collective Bargaining Agreements");

                 (v) all agreements evidencing or relating to Indebtedness of the Borrower or any Subsidiary of the Borrower whether or not such agreement is to remain outstanding after giving effect to the incurrence of Loans on the Initial Funding Date (collectively, the "Debt Agreements");

                (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any Subsidiary of the Borrower (collectively, the "Tax Sharing Agreements");

               (vii) all contracts, agreements or understandings entered into between the Borrower or any of its Subsidiaries on the one hand, and any of its Affiliates, on the other hand (collectively, the "Affiliate Contracts"); and

              (viii) all material contracts and licenses of the Borrower or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction, as set forth on SCHEDULE 4.24 hereto (collectively, the "Material Contracts");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, Affiliate Contracts and Material Contracts shall be in form and substance satisfactory to the Required Lenders and shall be in full force and effect on the Initial Funding Date.

                  (k) INSURANCE ANALYSES. On the Initial Funding Date, the Borrower shall cause to be delivered to the Lenders, evidence (including, without limitation, certificates with respect to each insurance policy listed on
SCHEDULE 5.03) of insurance, complying with the requirements of Section 5.03, with respect to the business and properties of the Borrower and its Subsidiaries, in scope, form and substance satisfactory to the Required Lenders and stating that such insurance shall not be canceled or reissued without 30 days' prior written notice by the insurer to the Lenders.

                  (l) CONSUMMATION OF THE ACQUISITION. On or prior to the Initial Funding Date, there shall have been delivered to the Lenders true and complete copies of all Acquisition Documents, and all terms and provisions of such Acquisition Documents shall be in form and substance satisfactory to the Required Lenders and shall not have been amended without the consent of the Required Lenders. The Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders and/or any other organizational bodies of the parties thereto, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Acquisition Documents shall be true and complete in all material respects as if made on and as of the Initial Funding Date. Each of the conditions precedent to the Borrower's obligations to consummate the Acquisition as set forth in the Acquisition Documents shall have been satisfied to the satisfaction of the Required Lenders or waived with the consent of the Required Lenders, and the Acquisition shall have been consummated in accordance with all applicable law and the Acquisition Documents (without giving effect to any amendment or modification thereof or waiver with respect thereto unless consented to by the Required Lenders).

                  (n) NOTES. On the Initial Funding Date, there shall have been delivered to each Lender the appropriate Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

                  (o) OPERATING CASH FLOW. The Lenders shall be satisfied that the pro forma annualized revenue and Operating Cash Flow of the Borrower for the fiscal quarter ended on September 30, 1998 exceeds $49,500,000 and $25,100,000, respectively.

                  (p) SUBORDINATION AGREEMENT. On the Initial Funding Date, the Borrower shall and shall cause Helicon Corp. to have duly authorized, executed and delivered a Subordination Agreement in the form of EXHIBIT I (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Subordination Agreement"), and the Subordination Agreement shall be in full force and effect.

                  3.02 CONDITIONS PRECEDENT TO ALL LOANS. The obligation of each Lender to make its Loan (including Loans made on the Initial Funding Date) is subject, at the time to the satisfaction of the following conditions:

                  (a) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of the incurrence of the Loans and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and complete in all material respects with the same effect as though such representations and warranties had been made on such Funding Date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and complete in all material respects as of such earlier date.

                  (b) NOTICE OF BORROWING. Prior to the making of the Loans, each Lender shall have received a Notice of Borrowing from the Borrower pursuant to Section 1.02.

                  (c) LITIGATION. On such Funding Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the Transaction, or which any Lender shall determine could reasonably be expected to have a materially adverse effect on the Transaction or on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries of the Borrower taken as a whole (after giving effect to the Transaction).

                  (d) MATERIAL ADVERSE CHANGE, ETC. Since December 31, 1997, nothing shall have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) which the Lenders shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders, or on the ability of any Loan Party to perform its obligations to the Lenders under this Agreement or any other Loan Document, (ii) could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and any of its Subsidiaries taken as a whole (after giving effect to the Transaction), (iii) reasonably indicates the inaccuracy in any material respect of the information previously provided to any Lender in connection with its analysis of the transactions contemplated hereby or reasonably indicates that the information previously provided omitted to disclose any material information.

                  (e) SENIOR DEBT DOCUMENTS. On the Subsequent Funding Date, each Lender shall have received from Richard A. Hainbach, counsel to the Borrower and its Subsidiaries, an opinion addressed to each such Lender, dated the Subsequent Funding Date, stating that the consummation of the Transaction does not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, constitute a default under, result in creation or imposition of, any Lien on the property or assets of the Borrower or any of its Subsidiaries pursuant to any of the Senior Debt Documents and, there shall have been delivered to the Lenders a certificate, dated the Subsequent Funding Date, signed by the Chief Financial Officer of the Borrower certifying that the incurrence of the Indebtedness hereunder does not breach any of the terms or conditions of any of the Senior Debt Documents and, in particular, certifying, and providing the detailed computations with respect thereto, that the Pro Forma Debt Coverage Ratio (as defined in the Senior Indenture) for the Issuers (as defined in the Senior Indenture) and their Restricted Subsidiaries (as defined in the Senior Indenture) would be less than 7.50 to 1.00.

                  SECTION 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements as to itself and its Subsidiaries on and as of the Initial Funding Date and on and as of the Subsequent Funding Date, all of which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the other Loan Documents and the Subsequent Funding Date, with the occurrence of the Subsequent Funding Date being deemed to constitute a representation and warranty that the matters specified in this Section 4 are true and correct on and as of such date.

                  4.01 STATUS. Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation (or a limited liability company or partnership, as applicable) in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  4.02 POWER AND AUTHORITY. Each Loan Party has the corporate or other power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate or other action to authorize the execution, delivery and performance by it of each of such Documents. Each Loan Party has duly executed and delivered each of the Documents to which it is party, and each of such Document constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

                  4.03 NO VIOLATION. Neither the execution, delivery or performance by any Loan Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to it, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Senior Debt Documents) upon any of the property or assets of any Loan Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument to which any of them are a party or by which any of their property or assets is bound or to which any of them may be subject or (iii) will violate any provision of the Certificate of Incorporation, By-Laws or partnership agreement (or similar organizational documents) of any Loan Party or any of its Subsidiaries.

                  4.04 GOVERNMENTAL APPROVALS. (a) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Funding Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Loan Document, (ii) the legality, validity, binding effect or enforceability of any such Loan Document or (iii) the Transaction (other than the Acquisition) and (b) no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Funding Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Acquisition Document, (ii) the legality, validity, binding effect or enforceability of any Acquisition Document or (iii) the Acquisition.

                  4.05 FINANCIAL STATEMENTS; FINANCIAL CONDITION; UNDISCLOSED LIABILITIES; PROJECTIONS; ETC. (a)(i) The financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 3.01(h), have been examined or reviewed by the accountants referred to therein, who delivered unqualified opinions in respect thereto and (ii) the PRO FORMA (after giving effect to the Transaction and the related financing thereof) consolidated balance sheet of the Borrower as at the Initial Funding Date, copies of all of which financial statements referred to in the preceding clauses (i) and (ii) have heretofore been furnished to each Lender, present fairly the financial position of the respective entities at the dates of said statements and the results of operations for the period covered thereby (or, in the case of the PRO FORMA balance sheet, present a good faith estimate of the pro FORMA financial condition of the Borrower and its Subsidiaries (after giving effect to the Transaction) on a consolidated basis at the date thereof), subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except to the extent provided in the notes to said financial statements and, in the case of the unaudited interim financial statements, subject to normal year end adjustments (none of which, individually or in the aggregate, would be material) and the absence of footnotes. Since December 31, 1997, there has been no material adverse change in the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (b) On and as of the Initial Funding Date, on a PRO FORMA basis after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including, without limitation, the Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by the Borrower or the Subordinated Guarantor in connection therewith: (a) the sum of the assets (including all contribution and subrogation rights and other intangible assets), at a fair valuation, of the Borrower or the Subordinated Guarantor will exceed its debts; (b) the Borrower or the Subordinated Guarantor has not incurred or does not intend to, or does not believe that it will, incur debts beyond its ability to pay such debts as such debts mature; and (c) the Borrower or the Subordinated Guarantor will have sufficient capital with which to conduct its business. For purposes of this
Section 4.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, subordinated, disputed, undisputed, secured or unsecured.

                  (c) Except as fully reflected in the financial statements and the notes related thereto described in Section 4.05(a) or as disclosed on
SCHEDULE 4.21, there were as of the Initial Funding Date (and after giving effect to the Transaction and the other transactions contemplated hereby and by the Documents) no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Funding Date, neither the Borrower nor any of its Subsidiaries knows of any basis for the assertion against the Borrower or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 4.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Initial Funding Date (and after giving effect to the Transaction) neither the Borrower nor any of its Subsidiaries will have any outstanding Indebtedness or preferred stock other than (i) the Loans, (ii) the Senior Debt and (iii) the Existing Indebtedness.

                  (d) On and as of the Initial Funding Date, the Projections have been prepared in good faith by the Borrower and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading or which fail to take into account material information regarding the matters reported therein. On the Initial Funding Date, the Borrower believes that the Projections were reasonable and attainable (although actual results may differ from the Projections and no representation is made that the Projections will in fact be attained).

                  4.06 LITIGATION. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower and its Subsidiaries, threatened (i) with respect to any Document or the transactions contemplated thereby, or (ii) that are reasonably likely to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  4.07 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower and any of its Subsidiaries in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower which is reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

                  4.08 USE OF PROCEEDS; MARGIN REGULATIONS. (a) All proceeds of the Loans shall be used by the Borrower to (i) finance the Acquisition, (ii) fund the development of Helicon Network Solutions and (iii) pay the Transaction Fees and Expenses.

                  (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  4.09 TAX RETURNS AND PAYMENTS. The Borrower and each of its Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Borrower or such Subsidiary of the Borrower. The Returns accurately reflect in all material respects all liability for taxes of the Borrower or such Subsidiary of the Borrower as a whole for the periods covered thereby. Each of the Borrower and its Subsidiaries has paid all material taxes payable by it which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Borrower and any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Initial Funding Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Borrower nor any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code. Neither the Borrower nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby (it being understood that the representation contained in this sentence does not cover any future tax liabilities of the Borrower or any of its Subsidiaries arising as a result of the operation of their businesses in the ordinary course of business).

                  4.10 COMPLIANCE WITH ERISA. SCHEDULE 4.10 sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has ever maintained or contributed to (or had an obligation to contribute to) any Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, or 502(i) or 502(l), of ERISA or Section 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

                  4.11 REPRESENTATIONS AND WARRANTIES IN DOCUMENTS. All representations and warranties set forth in the Documents and their corresponding annexes, exhibits and schedules are true in all material respects at the time as of which such representations and warranties were made and on the Initial Funding Date.

                  4.12 PROPERTIES. All Real Property owned by the Borrower or any of its Subsidiaries and all material Leasehold Properties leased by the Borrower or its Subsidiaries, in each case as of the Initial Funding Date, and the nature of the interest therein, is correctly set forth in SCHEDULE 4.12. Each of the Borrower and its Subsidiaries has good and merchantable title to all properties owned by it, (including all Real Property reflected in SCHEDULE 4.12 and in the financial statements (including the consolidated PRO FORMA balance sheet referred to in Section 4.05(a)) (except as sold or otherwise disposed of since the dates of such financial statements in the ordinary course of business or as permitted by Section 6.02), free and clear of all Liens, other than (i) as referred to in such financial statements (including said consolidated PRO FORMA balance sheet) or in the notes thereto, (ii) as otherwise permitted by Section 6.01 or
(iii) the mortgage on the Borrower's office building in Danville, Vermont securing the Borrower's obligations to Passumpsic Savings Bank. Substantially all of the assets of the Borrower and its Subsidiaries on a consolidated basis are owned by the Borrower.

                  4.13 CAPITALIZATION. On the Initial Funding Date, after giving effect to the Transaction, the partnership interests of the Borrower shall be as set forth on SCHEDULE 4.13. No partner of the Borrower is in default of any of its obligations under the Borrower's partnership agreement. All of such outstanding interests have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights.

                  4.14 SUBSIDIARIES. On the Initial Funding Date, the corporations, limited liability companies and partnerships listed on SCHEDULE
4.14 are the only Subsidiaries of the Borrower. SCHEDULE 4.14 correctly sets forth, as of the Initial Funding Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock (or other equity interests) of such Subsidiaries and also identifies the direct owner thereof. On the Initial Funding Date, no Subsidiary of the Borrower has assets with a book value or a fair market value of more than $10,000 except Helicon Network Solutions which has assets with a book value of not less than $100,000.

                  4.15 COMPLIANCE WITH STATUTES, ETC. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except with respect to each of the foregoing such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  4.16 INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.17 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  4.18 ENVIRONMENTAL MATTERS. (a) Each of the Borrower and each of its Subsidiaries is in compliance with, in all respects, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except such noncompliances which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. There are no past, pending or, to the best knowledge of the Borrower, threatened material Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property currently owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences concerning the business or operations of the Borrower or any of its Subsidiaries or any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law except such Environmental Claims and restrictions which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (b) Neither the Borrower nor any of its Subsidiaries has, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property at any time owned, leased or at any time operated by the Borrower or any of its Subsidiaries; except for such Hazardous Material of a type and in a quantity used in the normal course of business of the Borrower or its Subsidiaries, which Hazardous Material is being held, used, stored and disposed of, in all material respects, in compliance with applicable Environmental Laws.

                  4.19 LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries.

                  4.20 PATENTS, LICENSES, FRANCHISES AND FORMULAS. (a) The Borrower, together with its Subsidiaries, has a license to use or otherwise has the right to use all the material patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information, computer programs, data bases, licenses, franchises and formulas, or rights with respect to the foregoing (including, without limitation, those necessary to the operation of the CATV Systems) (collectively, "Intellectual Property"), free and clear of pending or threatened Liens, except for Liens existing under or by reason of the Senior Debt Documents, and has obtained all licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (b) The Borrower, together with its Subsidiaries, has the right to practice under and use all of its Intellectual Property.

                  (c) Neither the Borrower nor any of its Subsidiaries has knowledge of any claim by any third party contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by the Borrower or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any Intellectual Property right of any other Person and that to the best knowledge of the Borrower and its Subsidiaries no claim is threatened except for such claims that could not individually or in the aggregate reasonably be expected to have a material adverse affect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  4.21 EXISTING INDEBTEDNESS. SCHEDULE 4.21 sets forth a true and complete list of all Indebtedness (other than the Loans) of the Borrower and each of its Subsidiaries as of the Initial Funding Date after giving effect to the Transaction and the other transactions contemplated hereby (the "Existing Indebtedness"), in each case showing the aggregate amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. None of the Existing Indebtedness was incurred in connection with, or in contemplation of, the Transaction.

                  4.22 RESTRICTIONS ON OR RELATING TO SUBSIDIARIES. There does not exist any encumbrance or restriction on the ability of (i) the Borrower or any Subsidiary thereof to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, or to pay any Indebtedness, (ii) any Subsidiary of the Borrower to make loans or advances to any other Subsidiary of the Borrower or (iii) the Borrower or any Subsidiary thereof to transfer any of its properties or assets to the Borrower or any Subsidiary thereof, except for such encumbrances or restrictions existing under or by reason of (w) applicable law, (x) this Agreement and the other Loan Documents, (y) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any of its Subsidiaries, and (z) Senior Debt.

                  4.23 THE TRANSACTION. All aspects of the Transaction have been effected in accordance with the Documents and all applicable law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Transaction shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the consummation of the Transaction, and there does not exist any judgment, order or injunction prohibiting or imposing any material adverse condition upon the Loans or the performance by the Borrower or any of its Subsidiaries of its obligations under the Documents.

                  4.24 MATERIAL CONTRACTS. All Material Contracts of the Borrower and each of its Subsidiaries as of the Initial Funding Date are listed on SCHEDULE 4.24 hereto.

                  4.25 YEAR 2000 REPROGRAMMING. All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by September 30, 1999. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) could not reasonably be expected to (x) result in a Default or an Event of Default or (y) have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  4.26 FCC AND COPYRIGHT MATTERS. Each of the Borrower and its Subsidiaries (a) has duly and timely filed all cable television registration statements and other filings that are required to be filed by the Borrower and each of its Subsidiaries under the Communications Act, the failure to file of which could reasonably be expected to have a Material Adverse Effect, and (b) is complying in all material respects with the Communications Act, including, without limitation, the rules, regulations and published policies of the FCC relating to the transmission of television, cable and microwave signals, a violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has any knowledge that it has not recorded or deposited with and paid to the United States Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal all material notices, statements of account, royalty fees and other documents and instruments required under the Copyright Act, and, to the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries is liable in any material respect to any Person for copyright infringement under the Copyright Act as a result of its business operations. Each of the Borrower and its Subsidiaries has filed or caused to be filed with the FCC all reports, applications, documents, instruments and information required to be filed pursuant to all FCC rules, regulations and requests the failure to file of which could reasonably be expected to have a Material Adverse Effect.

                  4.27 NO EMPLOYMENT AGREEMENTS. On the Initial Funding Date, neither the Borrower nor any of its Subsidiaries shall be party to or bound by, or have any direct, indirect or contingent obligations under, any employment agreement or other agreement relating to the services of any director, officer or employee of the Borrower or any such Subsidiary.
                  SECTION 5. AFFIRMATIVE COVENANTS. The Borrower covenants and agrees that on and after the Effective Date and until the Loans and Notes, together with interest, and all other Obligations, are paid in full and for so long as the Commitment is outstanding:

                  5.01 INFORMATION COVENANTS. The Borrower shall furnish to each
Lender:

                  (a) MONTHLY REPORTS. Within 30 days after the end of each fiscal month the consolidated and consolidating monthly cash flow, the number of homes passed and the number of subscribers broken down by system for the period from the beginning of the current fiscal year to the end of such month, all in form and substance reasonably satisfactory to the Lenders.

                  (b) QUARTERLY FINANCIAL STATEMENTS. On the earlier to occur of
         (x), the date of the filing of the Borrower's Form 10-Q Report with the SEC for or (y) the date occurring 45 days after the close of, each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such quarter, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to normal year-end audit adjustments and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

                  (c) ANNUAL FINANCIAL STATEMENTS. On the earlier to occur of
         (x) the date of the filing of the Borrower's Form 10-K Report with the SEC for or (y) the date occurring 90 days after the close, of each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of earnings and stockholders' equity and statement of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified, (x) in the case of the consolidating statements by the chief financial officer of the Borrower and (y) in the case of the consolidated financial statements of the Borrower and its Subsidiaries, by any of the "big five" or other independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default or default or event of default under any Senior Debt Document which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default or default or event of default under any Senior Debt Document has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

                  (d) MANAGEMENT LETTERS. Promptly after the receipt thereof by the Borrower or any Subsidiary of the Borrower, a copy of any "management letter" received by the Borrower or such Subsidiary from its certified public accountants.

                  (e) BUDGETS. As soon as available but in no event later than 60 days after the first day of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated income statement and funds flow statement) of the Borrower for such fiscal year.

                  (f) OFFICER'S CERTIFICATES. At the time of the delivery of the financial statements provided for in Section 5.01(a), (b) and (c), a certificate of the chief financial officer, of the Borrower to the effect that no Default or Event of Default or default or event of default under any Senior Debt Document has occurred and is continuing or, if any Default or Event of Default or default or event of default under any Senior Debt

         Document has occurred and is continuing, specifying the nature and extent thereof, which certificate, in the case of certificates delivered pursuant to Section 5.01(b) or (c), shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 6.02, 6.04, 6.06 through 6.08, inclusive, at the end of such fiscal quarter or year, as the case may be.

                  (g) NOTICE OF DEFAULT OR LITIGATION. Promptly, and in any event within two Business Days after an officer of any of the Borrower or its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default or default or event of default under any Senior Debt Document, (ii) any litigation or governmental investigation or proceeding pending (x) against any of the Borrower or its Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Document, (iii) the receipt by the Borrower or any Subsidiary of the Borrower of any notice from any Governmental Authority of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any CATV Franchise, FCC License or other license granted by any Governmental Authority now or hereafter held by the Borrower or any Subsidiary the lack of which could reasonably be expected to have a Material Adverse Effect, and (iv) any other event which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  (h) OTHER REPORTS AND FILINGS. Promptly upon transmission thereof, copies of any financial information, proxy materials and other information and reports, if any, which any of the Borrower or its Subsidiaries (x) has filed with the Securities and Exchange Commission or any successor thereto (the "SEC") or (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness (including the holders of any Senior Debt) of the Borrower or such Subsidiary of the Borrower in its capacity as such a holder, agent, or trustee.

                  (i) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within two Business Days after an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters: (i) any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries, any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by any of the Borrower or any of its Subsidiaries that (A) could reasonably be anticipated to result in a material noncompliance by the Borrower or such Subsidiary of the Borrower with any applicable Environmental Law, or (B) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or such Subsidiary of the Borrower or any Real Property owned or operated by the Borrower or such Subsidiary of the Borrower; (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries or any property adjoining such Real Property that could reasonably be anticipated to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real Property owned or operated at any time by the Borrower or any of its Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the response of the Borrower or such Subsidiary of the Borrower thereto. In addition, Borrower will provide the Lenders with copies of all material non-privileged communications with any government or governmental agency relating to Environmental Claims, all material communications with any person relating to material Environmental Claims, and such detailed reports of any material Environmental Claim as may reasonably be requested by the Required Lenders.

                  (j) SENIOR DEBT DOCUMENT NOTICES. Simultaneously upon delivery under any Senior Debt Document, a copy of any notice of default furnished by any party pursuant to any Senior Debt Document.

                  (k) FCC AUTHORIZATIONS AND CORRESPONDENCE. Promptly upon the request of any Lender copies of all material amendments or renewals of material franchises, licenses, consents, approvals and authorizations granted or issued by any Governmental Authority, necessary and appropriate to operate the CATV Systems and of any other material communications between the Borrower or any Subsidiary and the FCC or any other Governmental Authority having jurisdiction over the Borrower or such Subsidiary.

                  (l) OTHER INFORMATION. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries, as any Lender may reasonably request.

                  5.02 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with United States generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. The Borrower shall, and shall cause each of its Subsidiaries to, permit officers and designated representatives of any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiaries, any of the properties of the Borrower or its Subsidiaries, and to examine the books of account the Borrower or its Subsidiaries and discuss the affairs, finances and accounts of the Borrower or its Subsidiaries with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as such Lender may request.

                  5.03 MAINTENANCE OF PROPERTY, INSURANCE. SCHEDULE 5.03 sets forth a true and complete listing of all insurance maintained by the Borrower and each of its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition

(ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are described on SCHEDULE 5.03 and
(iii) furnish to each Lender, upon written request, full information as to the insurance carried.

                  5.04 CORPORATE FRANCHISES. The Borrower shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises licenses and patents; PROVIDED, HOWEVER, that nothing in this
Section 5.04 shall prevent the withdrawal of any such Person of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  5.05 COMPLIANCE WITH STATUTES, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  5.06 COMPLIANCE WITH ENVIRONMENTAL LAWS. (a) The Borrower shall, and shall cause each of its Subsidiaries to, comply, in all material respects, with all Environmental Laws applicable to the ownership or use of all the Real Property, and shall promptly pay, or cause its Subsidiaries to promptly pay all costs and expenses incurred in such compliance, and will keep or cause to be kept the Borrower's or its Subsidiaries' interest in all owned Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws imposed in connection with their ownership or use. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property other than in the normal course of business in compliance with applicable law. If required to do so under any applicable directive or order of any governmental agency, the Borrower agrees to undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that the Borrower or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP; provided that it will not constitute a breach of this Section 5.06 if a Person other than the Borrower and its Subsidiaries takes such action on behalf of the Borrower and its Subsidiaries.

                  (b) At the request of the Required Lenders at any time and from time to time during the existence of this Agreement: (i) if an Event of Default exists under this Agreement, (ii) upon the reasonable belief by the Required Lenders that the Borrower or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing, or (iii) in the event notice is provided under Section 5.01(i) herein, the Borrower shall provide, at its sole cost and expense, an environmental site assessment report concerning any of its or its Subsidiaries' Real Property, prepared by an environmental consulting firm approved by the Required Lenders, indicating the presence or Release, if any, of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action required by any Environmental Laws in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same after 30 days' notice or as soon thereafter as is reasonably possible, the Required Lenders may order the same, and the Borrower shall grant and hereby grants to the Lenders and their agents access to such Real Property and specifically grants to the Lenders an irrevocable non-exclusive license to undertake such an assessment all at the Borrower's expense, which assessments, if obtained, will be provided to the Borrower.

                  5.07 ERISA. As soon as possible and, in any event, within ten
(10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with any governmental agency, or a Plan participant and any notice received by the Borrower, such Subsidiary or ERISA Affiliate from any government agency, or a Plan participant, the Plan administrator with respect thereto that any contribution required to be made with respect to a Plan has not been timely made; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) with respect to a Plan under Section 4975 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(l) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to any government agency, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to any government agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

                  5.08 END OF FISCAL YEARS; FISCAL QUARTERS. The Borrower will cause its, and each of its Subsidiaries', fiscal years to end on December 31 of each year and each of its, and each of its Subsidiaries', four fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

                  5.09 PAYMENT OF TAXES. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of any of its Subsidiaries not otherwise permitted under Section 6.01; PROVIDED, HOWEVER, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

                  5.10 USE OF PROCEEDS, MARGIN REGULATIONS. (a) The Borrower shall use all proceeds of the Loans as provided in Section 4.08(a).

                  (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of the Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  5.11 YEAR 2000 COMPLIANCE. The Borrower will ensure that its Information Systems and Equipment are at all times after September 30, 1999 Year 2000 Compliant, except insofar as the failure to do so could not reasonably be expected to have a Material Adverse Effect, and shall notify each Lender promptly upon detecting any failure of the Information Systems and Equipment to be Year 2000 Compliant. In addition, the Borrower shall provide each Lender with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as such Lender shall reasonably request.

                  5.12 OBSERVATION OF BOARD OF DIRECTORS. In the event that any holder of debt securities or equity securities of the Borrower (other than Theodore Baum, Ruth Baum or David Baum) is granted the right to attend any Board of Directors meeting or meeting of a similar body of the Borrower or its general partner, then PCF shall be entitled to designate one individual (the "Observer") to attend all such meetings. The Observer shall be entitled to receive all reports, presentations and materials, as if the Observer were a member of the Board of Directors, all at the expense of the Borrower. The Borrower agrees to give the Observer prior written notice of all meetings of the Board of Directors of the Borrower promptly after the scheduling thereof and in any event no later than five (5) Business Days prior to such meeting, or if such meeting is scheduled less than five (5) Business Days in advance, on the date preceding the date for which such meeting has been scheduled.

                  5.13 INTELLECTUAL PROPERTY RIGHTS. The Borrower will, and will cause each of its Subsidiaries to maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of the Borrower or any Subsidiary of the Borrower and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. The Borrower shall, and shall cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of the Borrower or any Subsidiary of the Borrower at all times from and after the Initial Funding Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  5.14 OWNERSHIP OF SUBSIDIARIES. The Borrower shall, at all times, unless otherwise expressly permitted by Section 6.02, indirectly own, except as set forth on SCHEDULE 4.14, 100% of the capital stock and stock equivalents of each of the Subsidiaries; provided that if the Borrower indirectly owns less than 99% of the capital stock and stock equivalents of any such Subsidiary on the Effective Date, the Borrower shall maintain, at least, its percentage of the capital stock and stock equivalents of such Subsidiary as of the Effective Date as is set forth on SCHEDULE 4.14.

                  5.15 CORPORATE SEPARATENESS. HPIAC and the Borrower will take, and will cause each of their respective Subsidiaries to take, all such action as is necessary to keep the operations of the Borrower and its Subsidiaries separate and apart from those of HPIAC and its Subsidiaries including, without limitation, ensuring that all customary corporate formalities, including the maintenance of corporate records and holding regular meetings of members and directors are followed. No bank account of the Borrower or any of its Subsidiaries shall be commingled with any bank account of HPIAC or any of its Subsidiaries. Any financial statements distributed to any creditors of HPIAC or any of its Subsidiaries shall clearly establish the corporate separateness of such Persons from the Borrower and its Subsidiaries. None of HPIAC or any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of the Borrower or any of its Subsidiaries on the one hand and of HPIAC or any of its Subsidiaries on the other hand being disregarded, or in the assets and liabilities of the Borrower or any of its Subsidiaries being substantively consolidated with those of HPIAC or any of its Subsidiaries in a bankruptcy, reorganization or other insolvency proceeding. Notwithstanding anything to the contrary contained in this Section 5.15, with respect to the Boone, NC System, the Borrower may keep its operations together with HPIAC, including, without limitation, keeping monthly collections from customers in one central lockbox.

                  5.16 CONDUCT OF BUSINESS; MAINTENANCE OF LICENSES. The Borrower will and will cause each Subsidiary to: (i) carry on and conduct its business in the ordinary course in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted; (ii) do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company, partnership, or corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which the failure to maintain such authority could reasonably be expected to have a Material Adverse Effect; (iii) preserve its tax status as a limited partnership under the Code and other applicable law; and (iv) do all things necessary to renew, extend and continue in effect all permits, licenses and authorizations which may at any time and from time to time be necessary to operate the CATV Systems in compliance with all applicable laws and regulations, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                  SECTION 6. NEGATIVE COVENANTS. The Borrower hereby covenants that on and after the Effective Date and until the Loans and Notes, together with interest and all other Obligations incurred hereunder and thereunder, have been paid in full and the Commitment is no longer outstanding:

                  6.01 LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; PROVIDED, HOWEVER, that the provisions of this Section 6.01 shall not prevent the Borrower or any of its Subsidiaries from creating, incurring, assuming or permitting Liens set forth in Section 7.2(i) through 7.2(ix) of the Credit Agreement as in effect on the date hereof without giving effect to any waivers thereto (Liens described in said Section 7.2 of the Credit Agreement are herein referred to as "Permitted Liens").

                  6.02 CONSOLIDATION, MERGER, PURCHASE OR SALE OF ASSETS, ETC. The Borrower shall not, and shall not permit any of its Subsidiaries to, (i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, including without limitation assets consisting of capital stock of a Subsidiary thereof or stock equivalents, (iv) enter into any partnerships, joint ventures or sale-leaseback transactions, or (v) purchase, lease or otherwise acquire (in one or a series of related transactions) any part of the property or assets of any Person, or make or maintain any loan, extension of credit or advance to any Person, or own or purchase or otherwise acquire any capital stock or equity interests or obligations of or other securities of any Person, or otherwise make any other investment or capital contribution in any Person, except that the following shall be permitted:

                  (A) purchases or other acquisitions by the Borrower and its Subsidiaries of inventory, materials and equipment in the ordinary course of business;

                  (B) capital expenditures permitted by the Credit Agreement (as in effect on the date hereof);

                  (C) so long as there shall exist no Default or Event of Default, the Borrower and its Subsidiaries may sell assets so long as the amount of Net Sale Proceeds from such sales in any one fiscal year does not exceed $200,000 in the aggregate and such proceeds are used, or irrevocably committed to be used, to purchase, within 360 days from the date of sale, assets to be used in the business of the Borrower or its Subsidiaries;

                  (D) the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business so long as such leases are not Capitalized Lease Obligations;

                  (E) the Borrower and its Subsidiaries may make and maintain investments (1) consisting of receivables owing to any of them (including, without limitation, through the indirect acquisition thereof through a security interest), if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (2) in cash and Cash Equivalents, (3) in Rate Hedging Agreements entered into pursuant to the requirements of the Credit Agreement (as in effect on the date hereof), (4) consisting of loans and advances in the ordinary course of business and consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $200,000 and (5) consisting of purchases or acquisitions of securities of trade creditors or customers received in any plan of reorganization or similar arrangement on the bankruptcy or insolvency of such trade creditors or customers or received in settlement of delinquent obligations of, and other disputes with, suppliers arising in the ordinary course of business;

                  (F) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business;

                  (G) the Transaction may be consummated in accordance with the Documents;

                  (H) Dividends may be paid to the extent permitted by Section 6.03;

                  (I) each of the Borrower and its Subsidiaries may enter into licensing arrangements with respect to Intellectual Property, in accordance with customary past practice of the Borrower or such Subsidiary (as the case may be);

                  (J) the Borrower may make investments consisting of capital contributions in or purchases of the equity of Wholly-Owned Subsidiaries to the extent the aggregate amount of such capital contributions in and equity purchases of (without giving effect to any write-downs or write-offs with respect thereto) all such Wholly-Owned Subsidiaries does not exceed $100,000; provided, however, in the case of Helicon Network Solutions the aggregate amount of such capital contributions and equity purchases (without giving effect to any write-downs or write-offs with respect thereto) shall not exceed $7,000,000;

                  (K) so long as there shall exist no Default or Event of Default (both before and after giving effect thereto), the sale of ISP Assets so long as such assets are sold for cash and for fair market value and the proceeds from such sale (a) of up to $7,000,000 are first applied to repay all Indebtedness secured by the ISP Assets that was paid as consideration in connection with the purchase of the ISP Assets and, at the Borrower's option, to repay other Existing Indebtedness secured by the ISP Assets and any excess thereof is used to purchase within 180 days of the receipt thereof assets used in the Borrower's cable systems business and/or Helicon Network Solutions and (b) in excess of $7,000,000 are applied in accordance with Section 2.02(c);

                  (L) so long as there shall exist no Default or Event of Default (both before and after giving effect thereto) the Borrower and its Subsidiaries may sell for cash for a fair market value of at least $1,200 per subscriber cable assets of up to 800 subscribers during the period beginning on the Initial Funding Date and ending on December 31, 1999 so long as the proceeds therefrom are used to purchase within 180 days of receipt thereof assets used in the Borrower's cable systems business;

                  (M) the Borrower and its Subsidiaries may make consulting payments to Messrs. Thomas Gimbel, Gregory A. Kriser and Herbert Roberts as long as the aggregate amount thereof does not exceed $150,000 in any one fiscal year of the Borrower and there shall exist no Default or Event of Default both before and after giving effect to such payments; and

                  (N) so long as there shall exist no Default or Event of Default (both before and after giving effect thereto) the Borrower and its Subsidiaries may swap cable assets of up to 1,000 subscribers for cable assets of other subscribers with a fair market value at least equal to the fair market value of the cable assets being swapped by the Borrower and its Subsidiaries at any time on or after the Effective Date.

                  6.03 DIVIDENDS. The Borrower will not, nor will the Borrower permit any of its Subsidiaries to, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except any Dividends expressly permitted pursuant to the terms of the Credit Agreement as in effect on the date hereof.

                  6.04 INDEBTEDNESS. The Borrower shall not, nor shall it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                  (ii) Senior Debt;

                  (iii) any Indebtedness of the Borrower expressly permitted pursuant to the terms of the Credit Agreement as in effect on the date hereof;

                  (iv) Indebtedness of the Borrower as set forth on SCHEDULE 4.21, including any refinancing, renewal or extension (other than Indebtedness) thereof so long as the amount of Indebtedness is not increased;

                  (v) Indebtedness of the Borrower evidenced by Capitalized Lease Obligations and purchase money Indebtedness secured by Liens on the assets purchased with the proceeds of such Indebtedness; PROVIDED that the aggregate amount of Indebtedness evidenced by

         Capitalized Lease Obligations under all Capital Leases entered into after the Initial Funding Date when aggregated with the amount of purchase money Indebtedness incurred after the Initial Funding Date shall not exceed $250,000; and

                  (vi) so long as there exist no Default or Event of Default at the time of incurrence thereof (and after giving effect thereto), additional Indebtedness of the Borrower in an aggregate principal amount incurred after the date hereof not to exceed $250,000;

                  6.05 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, be party to any transaction with an Affiliate unless the terms and conditions relating thereto are as favorable to the Borrower as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate, or permit any of its Subsidiaries so to do; PROVIDED, HOWEVER, notwithstanding the foregoing, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business with HPIAC, Helicon Corp. or any of their Subsidiaries except as set forth on SCHEDULE 6.05. In no event may any management, closing or similar fees be paid or payable by the Borrower or any of its Subsidiaries to any Person except that so long as there shall exist no Default or Event of Default up to $150,000 in any one fiscal year of the Borrower of consulting payments to executives of the Borrower shall be permitted as set forth in Section 6.02 (M) hereof and so long as there shall exist no Default or Event of Default (both before after giving effect to such payments), payments in accordance with the Management Contract may be made so long as in no event shall such payments exceed 5% of the Borrower's Gross Revenues (as defined in the Management Contract); provided that any management fees payable pursuant to the Management Contract which are not permitted to be paid in accordance with the provisions hereof may be permitted to be deferred to a date after the payment in full in cash of all Obligations and shall be subordinated pursuant to the Subordination Agreement.
                  6.06 LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be more than the ratio set forth opposite such period below:

                   Period                                  Ratio
                   ------                                  -----
                   Initial Funding Date through          6.55:1.00
                      December 31, 1999

                   January 1, 2000 through               6.25:1.00
                      June 30, 2000

                   July 1, 2000 and thereafter           6.00:1.00

                  6.07 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters, in each case taken as one accounting period, to be less than 1.00:1.00.

                  6.08 CAPITAL EXPENDITURES. The Borrower will not, and it will not permit any of its Subsidiaries to, make any Capital Expenditures, except that the Borrower and its Subsidiaries may make Capital Expenditures (a) consisting of the purchase of assets with the proceeds from asset sales described in Sections 6.02(K) and 6.02(L) and (b) other Capital Expenditures so long as the aggregate amount thereof under this clause (b), in any fiscal year does not exceed the amount set forth opposite such fiscal year below:

                  Fiscal Year                        Amount
                  -----------                        ------

                  1999                               $12,400,000

                  2000                               $10,000,000

                  2001                               $10,000,000

                  6.09 RESTRICTIONS ON ADDITIONAL SUBORDINATED INDEBTEDNESS. The Borrower will not create or suffer to exist any Indebtedness for borrowed money which (i) provides that it is subordinate in right of payment to any Senior Indebtedness and (ii) is senior in right of payment to or PARI PASSU with the Loans or other Obligations and the Borrower will not permit any of its Subsidiaries to create or suffer to exist any Indebtedness for borrowed money which provides that it is subordinate in right of payment to any Senior Indebtedness.

                  6.10 LIMITATION ON VOLUNTARY PAYMENTS AND MODIFICATIONS; LIMITATION ON MODIFICATIONS OF CERTIFICATE OF INCORPORATION, BY-LAWS AND CERTAIN OTHER AGREEMENTS; ETC. The Borrower shall not, and shall not permit its Subsidiaries to:

                 (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption (including pursuant to any change of control provision) or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), of any Indebtedness that is not Senior Indebtedness;

                (ii) amend or modify, or permit the amendment or modification of any provision of the Existing Indebtedness or any agreement relating to any of the foregoing except for amendments to the Credit Agreement which do not (i) decrease the average weighted-life to maturity of Indebtedness under the Credit Agreement by more than six (6) months from that in effect on the date hereof (calculated as if such amendment was entered into on the date hereof and taking into account all previous amendments) or (ii) increase the interest rate of Indebtedness under the Credit Agreement to a rate in excess of the maximum interest rates calculated from time to time permitted under Section 3.1 of the Credit Agreement as such section is in effect on the date hereof, PLUS 2%;

               (iii) amend, modify or change its Certificate of Limited Partnership, Agreement of Limited Partnership, Articles of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or similar organizational documents), in a manner adverse to the Lenders or any agreement entered into by it, with respect to its capital stock, limited partnership interests and partnership interests or other equity interest, or enter into any new agreement with respect to its capital stock, limited partnership interests and partnership interests or other equity interest;

                (iv) amend, modify or change, terminate, or enter into any new Shareholders' Agreement, except for such amendments, modifications or changes which are not in a manner adverse to the Lenders;

                 (v) amend, modify or change, terminate or enter into any new Tax Sharing Agreement or amend, modify or change the Management Contract; or

                (vi) amend, modify or change, or enter into any new Management Agreement, Employee Benefit Plan or Employment Agreement except if the aggregate cost to the Borrower and its Subsidiaries as a result of such amendments, modifications, changes to such plans and agreements and new plans and agreements is not reasonably likely to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                  6.11 LIMITATION ON CERTAIN RESTRICTIONS ON SUBSIDIARIES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or any Subsidiary of the Borrower or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (v) applicable law, (w) this Agreement and the other Loan Documents, (x) the Credit Agreement (as in effect on the date hereof) and, (y) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of the Borrower or any other Subsidiary of the Borrower.

                  6.12 LIMITATION ON ISSUANCE OF CAPITAL STOCK. (a) The Borrower shall not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or other ownership interests or any options or warrants to purchase, or securities convertible into, capital stock or other ownership interests, except (i) for transfers and replacements of then outstanding interests, (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of any Person in any class of the capital stock or other ownership interests of the Borrower or such Subsidiary or (iii) upon the formation of any new Subsidiary as permitted by
Section 6.14.

                  (b) The Borrower will not issue any capital stock, except for issuances of partnership interests for cash where in all such cases, after giving effect to such issuance, no Default or Event of Default would exist under
Section 7.08.

                  (c) The Borrower will make prepayments pursuant to Section 2.02(c) with cash proceeds derived from issuance of ownership interests pursuant to this Section 6.12.

                  6.13 BUSINESS AND NAME CHANGES. The Borrower will not, and permit any of its Subsidiaries to, change (directly or indirectly) in any material respect the nature of its business as conducted on the Effective Date, or alter or modify its name, structure or status from that in effect on the Effective Date.

                  6.14 LIMITATION ON CREATION OF SUBSIDIARIES. The Borrower will not, and will not permit any Subsidiary to, establish, create or acquire any new Subsidiary except that Wholly-Owned Subsidiaries of the Borrower may be formed to the extent required for FCC regulatory purposes and Helicon Network Solutions.

                  6.15 NO FURTHER NEGATIVE PLEDGES. Except (a) as otherwise permitted by or under the terms of the Credit Agreement (as in effect on the date hereof) and the Senior Indenture (as in effect on the date hereof), and (b) with respect to specific property encumbered to secure payment of particular Indebtedness permitted to be incurred by the terms hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  6.16 NO PENSION PLANS. Neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate shall maintain or contribute to (or have or incur any obligation to contribute to) any Plan subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

                  SECTION 7. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  7.01 PAYMENTS. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on any Loan or Note or any fees or other amounts owing by it hereunder; or

                  7.02 REPRESENTATIONS, ETC. Any representation, warranty or statement made by the Borrower herein or in any other Loan Document, or in any certificate delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  7.03 COVENANTS. (a) The Borrower or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.01(g)(i), 5.08, 5.15 or 6 and (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by any Lender; or (b) any Loan Party shall default in the due performance or observance by it of any term, covenant or agreement contained in any other Loan Document after any applicable notice provided for therein has been given or any lapse of time provided for therein has occurred; or

                  7.04 DEFAULT UNDER OTHER AGREEMENTS. (i) The Borrower or any of its Subsidiaries shall default (x) in any payment of any Indebtedness (other than the Obligations) on the stated maturity thereof or (y) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity; or (ii) any Indebtedness of the Borrower or any of its Subsidiaries (other than the Obligations) shall be declared to be due and payable prior to the stated maturity thereof provided that it shall not constitute an Event of Default pursuant to this Section 7.04 unless the aggregate amount of all Indebtedness referred to in the preceding clauses (i) and (ii) above exceeds $1,000,000 at any one time; or

                  7.05 BANKRUPTCY, ETC. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed or discharged, within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy
Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed or undischarged for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  7.06 ERISA. (a) A contribution required to be made with respect to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under
Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of the Borrower or any Subsidiary of the Borrower; or

                  7.07 JUDGMENTS. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable insurance company) in excess of $500,000 and all such judgments or decrees shall not be satisfied, vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

                  7.08 OWNERSHIP. There shall be a Change of Control; or

                  7.09 LICENSES. (a) Any license, franchise, permit, right, approval or agreement of the Borrower or any of its Subsidiaries, is not renewed, or is suspended, revoked or terminated and the non-renewal, suspension, revocation or termination thereof would have a Material Adverse Effect; or

                  (b) Any license, authorization, consent or permit (including without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation by the Borrower or any Subsidiary of any CATV System shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another license, authorization, consent or permit authorizing substantially the same operations of such CATV System; or
(ii) any license, authorization, consent or permit (including, without limitation, any CATV Franchise or FCC License) necessary for the ownership or essential for the operation of any CATV System shall be canceled, revoked, terminated, rescinded, annulled, suspended or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed or set aside, and such action shall be no longer subject to further administrative or judicial review; or (iii) the FCC shall have issued any hearing designation order in any non-comparative license renewal proceeding or any license revocation proceeding involving any license necessary for the ownership or essential for the operation of any CATV Systems; or (iv) in any comparative (multiple applicant) license renewal proceeding involving any license necessary for the ownership or essential for the operation of any CATV System, any administrative law judge of the FCC (or successor to the functions of an administrative law judge of the FCC) shall have issued an initial decision to the effect that the Borrower or any Subsidiary lacks the qualifications to own or operate such CATV System, and such initial decision shall not have been timely appealed or shall otherwise have become an order that is final and no longer subject to further administrative or judicial review, (provided, however, that none of the foregoing events described in clause (i), (ii), (iii) or (iv) of this Section
7.09 shall constitute a Default if, assuming the final and non-appealable loss by the Borrower or any Subsidiary of any such license, authorization, consent or permit at the conclusion of all legal proceedings incident thereto, such loss could not reasonably be expected to have a Material Adverse Effect); or (v) any CATV System shall fail for any period of five consecutive calendar days to operate and the revenue stream derived from the particular CATV System failing to so operate is material to the revenue stream of the Borrower and the Subsidiaries taken as a whole;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Lender or the holder of any Note to enforce its claims against any Loan Party (PROVIDED that, if an Event of Default specified in Section 7.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Required Lenders to the Borrower as specified below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (ii) terminate all commitments.

                  SECTION 8. DEFINITIONS AND ACCOUNTING TERMS.

                  8.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquisition" shall mean the proposed purchase by the Borrower of certain cable television systems from Frontier Vision Partners pursuant to the Acquisition Documents.

                  "Acquisition Documents" shall mean and include (i) the Asset Purchase Agreement, dated as of September 10, 1998, by and between FrontierVision Operating Partners, L.P., a Delaware limited partnership and Helicon Partners I, L.P., a Delaware limited partnership, (ii) the bills of sale and all other documents executed or delivered in connection therewith and (iii) the Assignment and Assumption Agreement, dated as of December 30, 1998, by and between Helicon Partners I, L.P. and the Borrower (as the same may be amended, modified, renewed or extended from time to time).

                  "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 10% or more of the securities or other interests having ordinary voting power for the election of directors or other managing Persons thereof or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For all purposes of this Agreement, none of the Bank Agent, any Bank, any Lender or any of its respective Affiliates, shall be considered an Affiliate of the Borrower or any Subsidiary of the Borrower.

                  "Affiliate Contracts" shall have the meaning set forth in
Section 3.01(j)(vii).

                  "Agreement" shall mean this loan agreement, as modified, supplemented or amended from time to time.

                  "Annualized Operating Cash Flow" shall mean as at any date of determination thereof, Operating Cash Flow for the most recently ended fiscal quarter TIMES four.

                  "Bank" shall mean each financial institution party to the Credit Agreement from time to time.

                  "Bank Agent" shall mean the Agent under the Credit Agreement, and shall include any successor to the Bank Agent appointed pursuant to the terms thereof.

                  "Bankruptcy Code" shall have the meaning provided in Section 7.05.

                  "Bankruptcy Event" shall have the meaning provided in Section 9.02.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing" shall mean the borrowing of Loans from all the Lenders having Commitments on a pro rata basis on the Initial Funding Date and the Subsequent Funding Date.

                  "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "Capital Expenditures" shall mean without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, excluding (i) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, (ii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor and (iii) the costs of assets acquired with Capitalized Lease Obligations.

                  "Capitalized Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations under Capitalized Leases, in each case taken at the amount thereof accounted for as Indebtedness in accordance with generally accepted accounting principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than twelve months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States and/or tax exempt securities issued by any agency or instrumentality of any state of the United States or subdivision thereof, in each case rated at least A-2 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than 12 months after the date of acquisition by such

Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through
(iv) above.

                  "CATV Franchise" shall mean collectively, (i) any franchise, license, permit, wire agreement or easement granted by any political jurisdiction or unit or other franchising authority pursuant to which a Person has the right to operate a CATV System, (ii) any pole attachment agreement or underground conduit use agreement entered into in connection with the operation of any CATV System, and (iii) any legislation, regulation, bill, ordinance, agreement or other instrument or document setting forth all of any part of the terms of any FCC License or franchise, license, permit, wire agreement or easement described in clause (i) of this definition.

                  "CATV System" shall mean a system owned by the Borrower or any of its Subsidiaries which transmits audio, video, digital or other signals or information by cable, optical antennae, microwave, or satellite means, to Persons who pay to receive such transmissions.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Change in Control" shall mean Theodore B. Baum shall cease to own, free and clear of all Liens or other encumbrances (other than Liens in favor of the Banks), at lease 50.1% of the voting control of the Borrower either directly or through another Person, indirectly.

                  "Claims" shall have the meaning provided in the definition of "Environmental Claims."

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collective Bargaining Agreements" shall have the meaning set forth in Section 3.01(j)(iv).

                  "Commitment" shall mean and include for each Lender, such Lender's Initial Commitment and Subsequent Commitment.

                  "Communications Act" shall mean the Communications Act of 1934, as amended and in effect from time to time.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Agreement" shall mean the Credit Agreement, dated as of June 26, 1997 and as amended by Amendment No. 1, dated as of January 5, 1999, by and among the Borrower, the Bank Agent and the Banks, as such agreement may, subject to Section 6.10, be amended, restated, extended, replaced, supplemented, restructured or otherwise modified from time to time (in whole or in part without limitation as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), including all related notes, collateral documents, guarantees, instruments and agreements entered into in connection therewith, as the same may be amended, modified, supplemented, restated, restructured, replaced or refinanced from time to time.

                  "Debt Agreement" shall have the meaning set forth in Section 3.01(j)(v).

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Dividend", with respect to any Person, shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than capital stock of such Person) or cash to its stockholders or partners in their capacity as stockholders or partners, or redeemed, retired, purchased or otherwise acquired or liquidated, directly or indirectly, for a consideration any shares of any class of its capital stock or partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or partnership interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any Subsidiary of such Person to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other ownership interests of such Person outstanding on or after the Initial Funding Date (or any options or warrants issued by such Person with respect to its capital stock or other ownership interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Loan Documents, the Acquisition Documents and any other documents executed in connection with the transactions contemplated hereby.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Effective Date" shall have the meaning provided in Section 10.10.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than individuals, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

                  "Employee Benefit Plans" shall have the meaning provided in
Section 3.01(j)(i).

                  "Employment Agreements" shall mean any employment agreements entered into by the Borrower or any Subsidiary of the Borrower with any officer or director of the Borrower, or any Subsidiary of the Borrower.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 7401 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C. ss. 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, together with the Borrower or any Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                  "Event of Default" shall have the meaning provided in Section
7.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the Effective Date.

                  "Existing Board of Directors" shall mean the existing board of directors of the Borrower, consisting of Theodore Baum, Ruth Baum and David Baum.

                  "Existing Indebtedness" shall have the meaning provided in
Section 4.21.

                  "Expiration Date" shall mean January 31, 1999.

                  "FCC" shall mean the Federal Communications Commission or any other regulatory body which succeeds to the functions of the Federal Communications Commission.

                  "FCC License" shall mean any community antenna relay service, broadcast auxiliary license, business radio, microwave or special safety radio service license issued by the FCC pursuant to the Communications Act.
                  "Fixed Charge Coverage Ratio" shall mean at any date of determination thereof, the ratio of (i)(a) Operating Cash Flow, MINUS (b) the sum of (1) Capital Expenditures (limited to maintenance Capital Expenditures calculated as a greater of (x) the actual maintenance Capital Expenditures or
(y) $35 per subscriber for the average number of basic subscribers during the period tested), (2) Management Fees paid and (3) cash taxes, all calculated for the four fiscal quarter period ending on such date, or if such date is not the last day of a fiscal quarter for the immediately preceding four fiscal quarter period, to (ii) the aggregate amount of payments of interest, scheduled principal payments of Indebtedness, permitted distributions and fees (excluding any one-time structuring and closing fees) required to be made or made during such four consecutive fiscal quarter, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

                  "Funding Date" shall mean and include each of the Initial Funding Date and the Subsequent Funding Date.

                  "Governmental Authority" shall mean any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority, or instrumentality thereof, or any court or arbitrator.

                  "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable

Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

                  "HCC" shall mean Helicon Capital Corp., a corporation organized and existing under the laws of the State of Delaware.

                  "Helicon Corp." shall mean Helicon Corp. a corporation organized and existing under the laws of the State of New Jersey.

                  "Helicon Network Solutions" shall mean Helicon Network Solutions, L.P., a limited partnership organized and existing under the laws of the State of Delaware.

                  "HPIAC" shall mean HPI Acquisition Co. LLC.

                  "Indebtedness" shall mean, as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of Real Property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement, (v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed their issuer in respect of the issuer's payment thereof, (vi) all liabilities secured by any Lien on any Real Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like non-consensual statutory Liens arising in the ordinary course of business), (vii) Capitalized Lease Obligations, (viii) all obligations of such Person in respect of capital stock subject to mandatory purchase or redemption or purchase or redemption at the option of the holder thereof, in whole or in part, (ix) all Contingent Obligations of such Person in respect of any of the foregoing and (x) all obligations under any Rate Hedging Agreements or under any control disbursement accounts, repurchase agreements, reverse repurchase agreements, caps, collars, derivatives, currency hedge agreements or other similar types of agreements.

                  "Indemnified Matters" shall have the meaning provided in
Section 10.01.

                  "Indemnitees" shall have the meaning provided in Section
10.01.

                  "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment continuing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their business.

                  "Initial Commitment" shall mean for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Initial Commitments," as the same may be (x) reduced or terminated from time to time pursuant to

Section 2.01 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 10.04.

                  "Initial Funding Date" shall mean the first date on which Loans are made to the Borrower pursuant to this Agreement.

                  "Intellectual Property" shall have the meaning provided in
Section 4.20.

                  "ISP Assets" shall mean assets of the Borrower, consisting of telephone dial-up internet access and other related internet services provided by the Borrower to approximately 17,000 internet access subscribers under the name "Helicon Online."

                  "Leasehold Properties" of any Person means all right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Leverage Ratio" shall mean at any date of determination, the ratio of (i) Total Debt to (ii) Annualized Operating Cash Flow.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" has the meaning specified in Section 1.01.

                  "Loan Documents" shall mean, collectively, this Agreement, each Note, the Subordinated Guaranty and the Subordination Agreement.

                  "Loan Party" shall mean each of the Borrower, and the Subordinated Guarantor and Helicon Corp.

                  "Management Agreements" shall have the meaning set forth in
Section 3.01(j)(iii).

                  "Management Contract" shall mean the management agreement, dated as of November 2, 1993, by and among the Borrower and Helicon Corp., as in effect on the date hereof.

                  "Management Fees" shall mean all salaries, costs and other expenses from time to time directly or indirectly paid or payable under the Management Contract by the Borrower or any of its Subsidiaries to any Person for managerial services.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the performance, assets, liabilities, condition (financial or otherwise), operations, business, prospects or properties of the Borrower or any of its Subsidiaries taken as a whole, (ii) the ability of the Borrower Party to perform its obligations under any of the Loan Documents to which it is a party or (iii) the ability of any Lender to enforce any of the Loan Documents.

                  "Material Contracts" shall have the meaning provided in
Section 3.01(j)(viii).

                  "Maturity Date" shall mean the third anniversary of the Initial Funding Date.

                  "Moody's" shall have the meaning provided in the definition of "Cash Equivalents."

                  "Net Mark-to-Market Exposure" shall mean with respect to any Person, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Hedging Agreements. "Unrealized losses" means the fair market value of the cost to such person of replacing such Rate Hedging Agreement were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Hedging as of the date of determination (assuming such Rate Hedging Agreement were to be terminated as of that date).

                  "Net Sale Proceeds" shall mean for any sale or other disposition of assets including capital stock and securities, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of reasonable transaction costs (including, without limitation, attorneys' fees), the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes and any stamp tax which will be payable by the Borrower's consolidated group as a result of such sale.

                  "Note" shall have the meaning provided in Section 1.04(a).

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.02.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Lender pursuant to the terms of this Agreement or any other Loan Document, including, without limitation, all principal, interest, premium, penalties, fees, expenses, indemnification, reimbursements, damages and any other liabilities, together with and including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise.

                  "Observer" shall have the meaning provided in Section 5.12.

                  "Operating Cash Flow" shall mean for any period of determination thereof, the sum of (i) pre-tax income or deficit, as the case may be (excluding extraordinary gains and losses), (ii) interest expense, (iii) Management Fees expense and (iv) depreciation and amortization, all calculated for the Borrower and its Subsidiaries on a consolidated basis for such period after giving effect to any acquisitions and dispositions of assets of the Borrower and its Subsidiaries made during such period as if made on the first day of such period.

                  "PCF" shall mean Paribas Capital Funding LLC, a limited liability company organized and existing under the laws of the State of Delaware.

                  "Permitted Liens" shall have the meaning provided in Section 6.01.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan, as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Projections" shall have the meaning provided in Section 3.01(h)(B).

                  "Quarterly Payment Date" shall mean the first Business Day of each March, June, September and December of each calendar year.

                  "Rate Hedging Agreement" shall mean an agreement, device or arrangement providing for payment which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross currency interest rate exchange agreement, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C.ss. 6901 et seq.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leasehold Properties.

                  "Redemption Price" shall have the meaning set forth in Section 2.02(a) hereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Related Fund" shall mean, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Required Lenders" shall mean, at any time, Lenders the sum of whose then outstanding Loans and Commitments represents at least a majority of all then outstanding Commitments and Loans.

                  "Returns" shall have the meaning provided in Section 4.09.

                  "S&P" shall have the meaning provided in the definition of "Cash Equivalents."

                  "SEC" shall have the meaning provided in Section 5.01(h).

                  "Section 2.04(b)(ii) Certificate" shall have the meaning provided in Section 2.04(b)(ii).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Senior Debt" shall mean all payment obligations now or hereafter incurred pursuant to and in accordance with the terms of the Credit Agreement and the Senior Indenture Documents (including without limitation all principal and interest, premium, penalties, fees, expenses, indemnification, reimbursements, damages and other liabilities payable under such documents; PROVIDED, that in no event shall the principal amount of Senior Debt exceed $135,000,000 (as such amount is reduced by repayments thereof after the date hereof except for repayments in connection with refinancings)). Senior Debt outstanding under the Credit Agreement and the Senior Indenture Documents shall continue to constitute Senior Debt for all purposes hereof, notwithstanding that such Senior Debt or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the Bankruptcy Code or any similar federal or state law for the relief of debtors or other applicable insolvency law or equitable principles as a claim for unmatured interest.

                  "Senior Debt Documents" shall mean collectively the Credit Agreement and the Senior Indenture Documents.

                  "Senior Indebtedness" shall mean, with respect to the Borrower and its Subsidiaries, the Senior Debt.

                  "Senior Indenture" shall mean the Indenture, dated as of October 15, 1993, by and among the Borrower, Helicon Capital Corp. and Shawmut Bank Connecticut, National Association, as trustee, as the same may be amended, modified or supplemented in accordance with Section 6.10.

                  "Senior Indenture Documents" shall mean and include the Senior Indenture, the Senior Indenture Notes and all security agreements, pledges and other agreements and documents executed and delivered in connection therewith, as the same may be amended, modified or supplemented in accordance with Section 6.10.

                  "Senior Indenture Notes" shall mean the notes issued pursuant to the Senior Indenture, as the same may be amended, modified or supplemented in accordance with Section 6.10.

                  "Shareholders' Agreements" shall have the meaning set forth in
Section 3.01(j)(ii).

                  "Subordinated Guarantor" shall mean each Subsidiary of the Borrower which has entered into the Subordinated Guaranty in accordance with this Agreement.

                  "Subordinated Guaranty" shall have the meaning set forth in
Section 3.01(i) hereof.

                  "Subordinated Obligations" shall have the meaning set forth in
Section 9.01.

                  "Subordination Agreement" shall have the meaning set forth in
Section 3.01(p) hereof.

                  "Subsequent Commitment" shall mean for each Lender, the amount set forth opposite such Lender's name on Schedule I hereto directly below the column entitled "Subsequent Commitments," as the same may be (x) reduced or terminated from time to time pursuant to Section 2.01 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 10.04.

                  "Subsequent Funding Date" shall mean the one date, other than the Initial Funding Date, on which Loans are made, and which date shall occur no later than March 1, 1999.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Tax Sharing Agreements" shall have the meaning set forth in
Section 3.01(j)(vi).

                  "Taxes" shall have the meaning provided in Section 2.04(a).

                  "Total Commitment" shall mean the aggregate Commitments of the Lenders.

                  "Total Debt" shall mean the sum of, without duplication, all Indebtedness, Net Mark-to-Market Exposure and obligations under non-compete agreements of the Borrower and its Subsidiaries on a consolidated basis.

                  "Transaction" shall mean collectively, (i) the incurrence of Loans hereunder on the applicable Funding Date, (ii) the execution and delivery of the Loan Documents on the Initial Funding Date, (iii) consummation of the Acquisition, (iv) the payment of the Transaction Fees and Expenses in connection therewith and (v) the amendment of the Credit Agreement to permit the transactions contemplated hereby.

                  "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction and the transactions contemplated thereby and hereby.

                  "Trustee" shall mean State Street Bank and Trust Company, as trustee under the Senior Indenture.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 99% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 99% equity interest at such time.

                  "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise impair the accuracy or functionality of Information Systems and Equipment.

                  SECTION 9. SUBORDINATION

                  9.01 NOTES SUBORDINATE TO SENIOR INDEBTEDNESS. The Borrower covenants and agrees, and each Lender and each other holder of any Note, if any, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 9, the payment of the Obligations, including pursuant to any amendment, modification, restatement or renewal thereof (the "Subordinated Obligations"), is hereby expressly made subordinate and subject in right of payment as provided herein to the prior payment in full in cash or cash equivalents of all Senior Indebtedness.

                  9.02 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Borrower (collectively, "Bankruptcy Events"), then and in any such event:

                  (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all amounts due on or in respect of all Senior Indebtedness, including any interest accrued subsequent to a Bankruptcy Event, whether or not such interest is an allowed claim enforceable against the debtor under the United States Bankruptcy Code, or provision satisfactory to the holders of Senior Indebtedness shall be made for such payment in cash or cash equivalents, before the holders of any Note are entitled to receive any payment of any kind or character; and

                  (2) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, set-off or otherwise, to which the holders of any Note would be entitled but for the provisions hereof shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness; and

                  (3) in the event that, notwithstanding the foregoing provisions of this Section, the holder of any Note shall have received any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities before all Senior Indebtedness is paid in full in cash or cash equivalents or payment thereof provided for in cash or cash equivalents in a manner satisfactory to the holders of Senior Indebtedness, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Borrower for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  The consolidation of the Borrower with, or the merger of the Borrower with or into, another Person or the liquidation or dissolution of the Borrower following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Borrower for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in the Senior Debt Documents.

                  9.03 SUSPENSION OF PAYMENT IN CERTAIN CIRCUMSTANCES. (a) If a payment default under the Senior Debt Documents shall have occurred and is continuing, no payment or distribution of any assets of the Borrower of any kind or character shall be made by or on behalf of the Borrower to the holders of any Note unless and until such default shall have been cured or waived or shall have ceased to exist.

                  (b) If a default under the Senior Debt Documents other than a payment default shall have occurred and is continuing, no payment or distribution of any assets of the Borrower of any kind or character shall be made by or on behalf of the Borrower to the holders of any Note for a period of 180 days unless and until such default shall have been cured or waived or shall have ceased to exist.

                  (c) In the event that any payment prohibited by the foregoing provisions of this Section is made to a holder of any Note, then and in such event such payment shall be held in trust for the benefit of and shall be promptly paid over or delivered to the holders of Senior Indebtedness remaining unpaid (pro rata to such holders) to the extent necessary to pay in full all amounts payable on or in connection with Senior Indebtedness in accordance with its terms.

                  9.04 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full in cash or cash equivalents of all Senior Indebtedness, the holders of any Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to Senior Indebtedness until the principal of, premium, if any, and interest on any Note shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holder of any Note would be entitled except for the provisions hereof, and no payments over pursuant to the provisions hereof to the holders of Senior Indebtedness by holders of any Note, shall, as among the Borrower, its creditors other than holders of Senior Indebtedness, and the holders of any Note, be deemed to be a payment or distribution by the Borrower to or on account of Senior Indebtedness.

                  9.05 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions hereof are intended solely for the purpose of defining the relative rights of the holders of any Note on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained herein is intended to or shall
(a) impair, as among the Borrower, its creditors other than holders of Senior Indebtedness and the holders of any Note, the obligation of the Borrower, which is absolute and unconditional, to pay to holders of any Note all amounts due thereon as and when the same shall become due and payable, or (b) affect the relative rights against the Borrower of holders of any Note and creditors of the Borrower other than the holders of Senior Indebtedness, or (c) prevent the holders of any Note from exercising all remedies otherwise permitted by applicable law upon default under the Notes, subject to the rights, if any, herein of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Borrower referred to in

Section 9.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to holders of any Note, or (2) under the conditions specified in Section 9.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 9.03(c).

                  9.06 NO WAIVER OF SUBORDINATION PROVISIONS. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions and covenants of any document evidencing or governing such Senior Indebtedness or the Notes, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  (b) Without limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of any Note, without incurring responsibility to the holders of any Note and without impairing or releasing the subordination provided herein or the obligations hereunder of the holders of any Note to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt Documents or any instrument evidencing the same or any agreement under which the Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Indebtedness;
(3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Borrower and any other Person; PROVIDED that in no event shall any such actions limit the right of the holders of any Note to take any action to accelerate the maturity of such Note or to pursue any rights or remedies if the taking of such action does not otherwise violate or conflict with the terms hereof.

                  9.07 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Borrower referred to herein, the holders of any Note shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which an insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding relative to the Borrower, its creditors, as such, or its assets is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the holders of any Note, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto, PROVIDED that the foregoing shall apply only if such court has been fully apprised of the provisions hereof.

                  9.08 NO SUSPENSION OF REMEDIES. Nothing contained herein shall limit the right of the holders of any Note to take any action to accelerate the maturity of such Note or to pursue any rights or remedies under applicable law or under the agreement or instrument governing such Note, subject to the rights hereunder of the holders, from time to time, of Senior Indebtedness.

                  9.09 MISCELLANEOUS SUBORDINATION PROVISION. The agreements contained in this Section 9 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness upon any Bankruptcy Event of the Borrower, all as though such payment had not been made.

                  SECTION 10. MISCELLANEOUS.

                  10.01 PAYMENT OF EXPENSES, ETC. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of PCF (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and of each of the Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) defend, protect, indemnify and hold harmless each Lender, and each of its respective officers, directors, employees, representatives, attorneys, agents, Affiliates, any other Person in control of any Lender or its affiliates (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, proceedings, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Lender, the Borrower or any of its Subsidiaries, or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents; or, (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; or (c) any Environmental Claim relating to the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries; or (d) the exercise of the rights of any Lender under any of the provisions of this Agreement, any other Loan Document, or any other Document or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Loan Document (the "Indemnified Matters") regardless of when such Indemnified Matter arises, but excluding any such Indemnified Matter based solely on the gross negligence or willful misconduct of any Indemnitee.

                  10.02 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, but in any event subject to Section 9, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower or any of its Subsidiaries against and on account of the Subordinated Obligations and liabilities of the Borrower or any of its Subsidiaries to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Subordinated Obligations purchased by such Lender pursuant to Section 10.06, and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Subordinated Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lenders hereby agree to provide notice to the Borrower and the Bank Agent of any action taken pursuant to this Section 10.02; PROVIDED, that the failure to give such notice shall not affect any action taken by such Lender pursuant to this Section 10.02.

                  10.03 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Lender, at its address specified opposite its name below; if to the Banks or the Bank Agent, to the address specified in the Credit Agreement; or, as to the Borrower or any Lender, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to the Bank Agent and each Bank, at such other address as shall be designated by the Bank Agent or such Bank in a written notice to the Borrower and each Lender. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile, or cabled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company or cable company or one Business Day following delivery to an overnight courier, as the case may be, or sent by telex or facsimile device, except that notices and communications to a Lender or the Bank Agent shall not be effective until received by such Lender or the Bank Agent.

                  10.04 BENEFIT OF AGREEMENT. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of all Lenders; and PROVIDED FURTHER, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Loans hereunder except as provided in Section 10.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and PROVIDED FURTHER, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof over the amount thereof then in effect (it being understood that waivers of any Defaults or Events of Default or of a mandatory repayment shall not constitute a change in the terms of such participation), or (ii) consent to the assignment or transfer by or a release of the Borrower of any of its rights and obligations under this Agreement or any other Loan Document. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder and thereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may assign all or a portion of its outstanding principal amount of Loans to one or more Eligible Transferees or to a Related Fund each of which assignees shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement substantially in the form of EXHIBIT H (appropriately completed); PROVIDED that: (i) at such time
SCHEDULE I shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders; and (ii) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.04 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans. At the time of each assignment pursuant to this Section 10.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 2.04(b)(ii) Certificate) required by Section 2.04(b).

                  10.05 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower or any of its Subsidiaries or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower or any of its Subsidiaries in any case shall entitle any such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  10.06 PAYMENTS PRO RATA. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Subordinated Obligations then owed and due to such Lender bears to the total of such Subordinated Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Subordinated Obligations to such other Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; PROVIDED, that if all or any portion of such excess amount is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  10.07 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED, that except as otherwise specifically provided herein, all computations determining compliance with Section 6, including the definitions used therein, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements for the fiscal year ended December 31, 1997 delivered to the Lenders pursuant to Section 4.05(a).

                  (b) All computations of interest and fees, hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

                  10.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY DESIGNATES, ACCEPTS AND EMPOWERS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER

SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  10.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be maintained by the Borrower and the Lenders.

                  10.10 EFFECTIVENESS. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to each other party hereto at the appropriate address required by Section 10.03.

                  10.11 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  10.12 AMENDMENT OR WAIVER. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders; PROVIDED, that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender: (i) extend the final scheduled maturity of any Loan or Note beyond the Maturity Date, or reduce the rate or extend the time of payment of interest thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof; (ii) amend, modify or waive any provision of this Section 10.12; (iii) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of

Loans are included on the Effective Date); or (iv) consent to the assignment or transfer by the Borrower any of its rights and obligations under this Agreement.

                   10.13 SURVIVAL. All indemnities set forth herein including, without limitation, in Sections 2.04 and 10.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

                  10.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

                  10.15 POST-CLOSING OBLIGATIONS. The Borrower hereby acknowledges that in connection with certain assignments hereof, any of the Lenders may be required to obtain a rating of the Subordinated Obligations and Commitments hereunder of the Borrower and the Borrower hereby consents to such Lender providing to the respective rating agency such information regarding the Subordinated Obligations and creditworthiness of the Borrower as is customary practice of such rating agency.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ADDRESS                                      THE HELICON GROUP, L.P.

630 Palisade Avenue
Englewood Cliffs, New Jersey 07632           By:  BAUM INVESTMENTS, INC.,
Attention:  Herbert Roberts                        as its general partner,
Telephone:  (201) 568-7720
Facsimile:  (201) 568-6228                        Name:  /s/ Herbert J. Roberts
                                                  Title: Senior Vice President

787 Seventh Avenue                           PARIBAS CAPITAL FUNDING LLC
New York, New York  10019
Attention:  Jeffrey Youle
Telephone:  (212) 841-2000
Facsimile:  (212) 841-2369                   By: /s/ Jeffrey Youle
                                             Title: Managing Director

                                                                      SCHEDULE I

                  COMMITMENTS

                  INITIAL COMMITMENTS

                           Lender                                  Commitment
                           ------                                  ----------
                           Paribas Capital Funding LLC             $7,000,000



                  SUBSEQUENT COMMITMENTS

                           Lender                                  Commitment
                           ------                                  ----------
                           Paribas Capital Funding LLC             $5,000,000


                           TOTAL COMMITMENT                        $12,000,000

                                                                   Schedule 4.10

                                      ERISA

                                                                   Schedule 4.12

                                  REAL PROPERTY

                                                                   Schedule 4.13

                                 CAPITALIZATION

                                                                   Schedule 4.14

                                  SUBSIDIARIES

                                                                   Schedule 4.21

                              EXISTING INDEBTEDNESS

                                                                   Schedule 4.24

                               MATERIAL CONTRACTS

                                    INSURANCE

                                                                   SCHEDULE 6.01

                                      LIENS

                                                                   SCHEDULE 6.05

                          TRANSACTIONS WITH AFFILIATES

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
SECTION 1.  Amountand Terms of Loans..............................................................................1
               1.01  TheLoans.....................................................................................1
               1.02  Noticeof Borrowing...........................................................................1
               1.03  Disbursementof Funds.........................................................................1
               1.04  Notes........................................................................................1
               1.05  Interest.....................................................................................2
               1.06  IncreasedCosts, etc..........................................................................2
               1.07  Fees.........................................................................................2


SECTION 2.  Commitments;Repayment; Prepayments; Payments; Taxes...................................................3
               2.01  Terminationof Commitments; Payment of Loans .................................................3
               2.02  Mandatoryand Voluntary Prepayments...........................................................3
               2.03  Methodand Place of Payment...................................................................4
               2.04  NetPayments..................................................................................4


SECTION 3.  ConditionsPrecedent to Loans..........................................................................6
               3.01  ConditionsPrecedent to Loans on the Initial Funding Date.....................................6
                       (a)  Officer's Certificate.................................................................6
                       (b)  Opinions of Counsel...................................................................6
                       (c)  Corporate Documents; Proceedings......................................................6
                       (d)  Capitalization........................................................................6
                       (e)  Senior Debt Documents.................................................................7
                       (f)  Fees, etc. ...........................................................................7
                       (g)  Approvals.............................................................................7
                       (h)  Financial Statements; Projections; Management Letter Reports..........................7
                       (i)  Subordinated Guaranty.................................................................8
                       (j)  Plans; Shareholders'Agreements; Management Agreements; Employment Agreements;
                                Collective Bargaining Agreements; Debt Agreements; Affiliate Contracts; Tax
                                Sharing Agreements and Material Contracts.........................................8
                       (k)  Insurance Analyses....................................................................9
                       (l)  Consummation of the Acquisition.......................................................9
                       (n)  Notes.................................................................................9
                       (o)  Operating Cash Flow..................................................................10
                       (p)  Subordination Agreement..............................................................10
               3.02  ConditionsPrecedent to All Loans............................................................10
                       (a)  No Default; Representations and Warranties...........................................10


                                       (i)

                                                                                                               Page
                                                                                                               ----

                       (b)  Notice of Borrowing..................................................................10
                       (c)  Litigation...........................................................................10
                       (d)  Material Adverse Change, etc.........................................................10
                       (e)  Senior Debt Documents................................................................10


SECTION 4.  Representations,Warranties and Agreements............................................................11
               4.01  Status......................................................................................11
               4.02  Powerand Authority..........................................................................11
               4.03  NoViolation.................................................................................11
               4.04  GovernmentalApprovals.......................................................................12
               4.05  FinancialStatements; Financial Condition; Undisclosed Liabilities; Projections; etc.........12
               4.06  Litigation..................................................................................13
               4.07  Trueand Complete Disclosure.................................................................13
               4.08  Useof Proceeds; Margin Regulations..........................................................13
               4.09  TaxReturns and Payments.....................................................................14
               4.10  Compliancewith ERISA........................................................................14
               4.11  Representations and Warranties in Documents.................................................15
               4.12  Properties..................................................................................15
               4.13  Capitalization..............................................................................15
               4.14  Subsidiaries................................................................................15
               4.15  Compliancewith Statutes, Etc................................................................15
               4.16  Investment Company Act......................................................................15
               4.17  Public Utility Holding Company Act..........................................................15
               4.18  Environmental Matters.......................................................................16
               4.19  Labor Relations.............................................................................16
               4.20  Patents, Licenses, Franchises and Formulas..................................................16
               4.21  Existing Indebtedness.......................................................................17
               4.22  Restrictionson or Relating to Subsidiaries..................................................17
               4.23  The Transaction.............................................................................17
               4.24  Material Contracts..........................................................................17
               4.25  Year 2000 Reprogramming.....................................................................18
               4.26  FCC and Copyright Matters...................................................................18
               4.27  No Employment Agreements....................................................................18


SECTION 5.  AffirmativeCovenants.................................................................................18
               5.01  InformationCovenants........................................................................18
                       (a)  Monthly Reports......................................................................18
                       (b)  Quarterly Financial Statements.......................................................18
                       (c)  Annual Financial Statements..........................................................19
                       (d)  Management Letters...................................................................19
                       (e)  Budgets..............................................................................19
                       (f)  Officer's Certificates...............................................................19
                       (g)  Notice of Default or Litigation......................................................20
                       (h)  Other Reports and Filings............................................................20


                                      (ii)

                                                                                                               Page
                                                                                                               ----

                       (i)  Environmental Matters................................................................20
                       (j)  Senior Debt Document Notices.........................................................21
                       (k)  FCC Authorizations and Correspondence................................................21
                       (l)  Other Information....................................................................21
               5.02  Books, Records and Inspections..............................................................21
               5.03  Maintenance of Property, Insurance..........................................................21
               5.04  Corporate Franchises........................................................................21
               5.05  Compliance with Statutes, Etc...............................................................21
               5.06  Compliance with Environmental Laws..........................................................22
               5.07  ERISA.......................................................................................22
               5.08  Endof Fiscal Years; Fiscal Quarters.........................................................23
               5.09  Paymentof Taxes.............................................................................23
               5.10  Useof Proceeds, Margin Regulations..........................................................23
               5.11  Year 2000 Compliance........................................................................23
               5.12  Observation of Board of Directors...........................................................24
               5.13  Intellectual Property Rights................................................................24
               5.14  Ownershipof Subsidiaries....................................................................24
               5.15  Corporate Separateness......................................................................24
               5.16  Conductof Business; Maintenance of Licenses.................................................25


SECTION 6.  NegativeCovenants....................................................................................25
               6.01  Liens.......................................................................................25
               6.02  Consolidation, Merger, Purchase or Sale of Assets, Etc......................................25
               6.03  Dividends...................................................................................27
               6.04  Indebtedness................................................................................27
               6.05  Transactions with Affiliates................................................................28
               6.06  Leverage Ratio..............................................................................28
               6.07  Fixed Charge Coverage Ratio.................................................................28
               6.08  Capital Expenditures........................................................................28
               6.09  Restrictionson Additional Subordinated Indebtedness.........................................29
               6.10  Limitationon Voluntary Payments and Modifications; Limitation on Modifications of
                       Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc...................29
               6.11  Limitationon Certain Restrictions on Subsidiaries...........................................29
               6.12  Limitationon Issuance of Capital Stock......................................................30
               6.13  Businessand Name Changes....................................................................30
               6.14  Limitationon Creation of Subsidiaries.......................................................30
               6.15  NoFurther Negative Pledges..................................................................30
               6.16  NoPension Plans.............................................................................30


SECTION 7.  Eventsof Default.....................................................................................30
               7.01  Payments....................................................................................31
               7.02  Representations,Etc.........................................................................31
               7.03  Covenants...................................................................................31
               7.04  DefaultUnder Other Agreements...............................................................31


                                      (iii)

                                                                                                               Page
                                                                                                               ----

               7.05  Bankruptcy,Etc..............................................................................31
               7.06  ERISA.......................................................................................31
               7.07  Judgments...................................................................................32
               7.08  Ownership...................................................................................32
               7.09  Licenses....................................................................................32


SECTION 8.  Definitionsand Accounting Terms......................................................................33
               8.01  DefinedTerms................................................................................33


SECTION 9.  Subordination........................................................................................44
               9.01  Notes Subordinate to Senior Indebtedness....................................................44
               9.02  Payment Over of Proceeds Upon Dissolution, etc..............................................45
               9.03  Suspension of Payment in Certain Circumstances..............................................46
               9.04  Subrogation to Rights of Holders of Senior Indebtedness.....................................46
               9.05  Provisions Solely to Define Relative Rights.................................................46
               9.06  No Waiver of Subordination Provisions.......................................................46
               9.07  Reliance on Judicial Order or Certificate of Liquidating Agent..............................47
               9.08  No Suspension of Remedies...................................................................47
               9.09  Miscellaneous Subordination Provision.......................................................47


SECTION 10.  Miscellaneous.......................................................................................47
               10.01  Payment of Expenses, Etc...................................................................47
               10.02  Right of Setoff............................................................................48
               10.03  Notices....................................................................................49
               10.04  Benefit of Agreement.......................................................................49
               10.05  No Waiver; Remedies Cumulative.............................................................50
               10.06  Payments Pro Rata..........................................................................50
               10.07  Calculations;Computations..................................................................50
               10.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.....................50
               10.09  Counterparts...............................................................................51
               10.10  Effectiveness..............................................................................51
               10.11  Headings Descriptive.......................................................................51
               10.12  Amendmentor Waiver.........................................................................51
               10.13  Survival...................................................................................52
               10.14  Domicile of Loans..........................................................................52
               10.15  Post-Closing Obligations...................................................................52

EXHIBITS

Exhibit A             Form of Notice of Borrowing
Exhibit B             Form of Note
Exhibit C             Form of Section 2.04(b)(ii) Certificate
Exhibit D             Form of Officer's Certificate


                                      (iv)

Exhibit E             Form of Opinion
Exhibit F             Form of Secretary's Certificate
Exhibit G             Form of Subordinated Guaranty
Exhibit H             Form of Assignment and Assumption Agreement
Exhibit I             Form of Subordination Agreement

SCHEDULES

Schedule I            Commitments
Schedule 4.10         ERISA
Schedule 4.12         Real Property
Schedule 4.13         Capitalization
Schedule 4.14         Subsidiaries
Schedule 4.21         Existing Indebtedness
Schedule 4.24         Material Contracts
Schedule 5.03         Insurance
Schedule 6.01         Liens
Schedule 6.05         Transactions with Affiliates


                                       (v)